Exhibit 99.1

Innocent Inc. (INCT) Completes Acquisition of Murciealagos Vizcaya and Lilly Rai Gold Mines

LAS VEGAS--(BUSINESS WIRE)--August 26, 2010--Innocent Inc. ("Innocent" or the "Company") (OTCBB:INCT)), a gold mining company focused in Ecuador, announced today that Global Finishing Ecuador (GFE) has acquired the currently producing Murciealagos Vizcaya and Lilly Rai mining concessions, located in Ecuador's El Oro Province. Innocent Inc. is the majority owner of GFE via its acquisition of 51% of Global Finishing Inc.

According to an independently produced geological report released by Innocent on August 16, 2010, the Murciealagos Vizcaya and Lilly Rai properties conservatively contain 144,492 ounces of inferred gold. However, this resource estimate is based on mining to a depth of only 200 meters.

The report further indicates that the gold veins on the properties may continue to a depth of two kilometers. This suggests the size of the actual gold resource could be substantially larger.

"We are extremely excited to have completed these acquisitions, which we believe have been significantly undervalued and represent a great opportunity for our shareholders," said Richard Diotte, Innocent's Vice-President, South America Operations. "Our plan is to immediately introduce an aggressive new production plan that will involve opening up multiple new work fronts and mining to deeper depths."

The Murciealagos Vizcaya and-Lilly Rai concessions are part of the Zaruma-Portovelo Mining District, which is one of Ecuador's historic gold-producing regions.

"These acquisitions fit perfectly with our business strategy of acquiring clusters of in-production and near-term production mines that are performing far below their true potential," added Mr. Diotte. "The previous owners of the Murciealagos Vizcaya and Lilly Rai properties principally employed small-scale artisan mining methods. We intend to invest in mechanization and skilled labor to expand production to the mines' full capacities."

Under the terms of the purchase agreement, the Company will pay a total of $1,200,000 USD for the properties, with the initial down payment of $250,000 USD already delivered at the time of signing. Five additional payments totaling $950,000 USD will be due every sixth months thereafter. Innocent Inc. has agreed to secure and provide the funding for the acquisition.

About the Company

Innocent Inc. (INCT:OTCBB) is an emerging gold mining company focused on rapid growth through acquiring and developing high-quality in-production and near-term production properties that are performing significantly below their projected capacities. Innocent plans to improve the mechanization, enhance labor and place strategic investment in expansion to quickly increase production levels and generate predictable, sustainable value. Our main focus is on two specific Mining Districts in Ecuador’s El Oro Province, Zaruma-Portovelo and San Gerardo. We are currently working to re-register, Maria Olivia, under Ecuador’s new mining laws and have a strong pipeline of acquisitions in various stages of due diligence. Innocent is the 51% majority owner of Global Finishing Inc., which owns 100% of Global Finishing Ecuador S.A.

Safe Harbor

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Innocent Inc. with members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT:
Innocent Inc.
Wayne Doss, 828-489-9409
or
Investor Relations:
OTC Connections Inc., 1-800-723-5030
contact@otcconnections.com